                                                                    EXHIBIT 12.1

                      DOBSON/SYGNET COMMUNICATIONS COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
        PERIOD FROM INCEPTION (JULY 23, 1998) THROUGH DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                                                      PERIOD ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1998
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
Net loss............................................................................................   $   (1,064)
Interest expense, net...............................................................................          886
Amortization of deferred financing..................................................................          101
Income tax provision (benefit)......................................................................         (652)
                                                                                                      ------------
    Earnings........................................................................................         (729)
Fixed Charges:
  Interest expense, net.............................................................................          886
  Amortization of deferred financing................................................................          101
                                                                                                      ------------
    Fixed Charges...................................................................................          987
Ratio of Earnings to Fixed Charges..................................................................           (1)
                                                                                                      ------------
                                                                                                      ------------

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(1) Earnings were insufficient to cover fixed charges by $1.7 million.